EXHIBIT I

OUTSTANDING SHARES AS OF JANUARY 5, 2007

Fund	Number of Outstanding Shares
Franklin Templeton Variable Insurance Products Trust
Franklin Flex Cap Growth Securities Fund
Class 2 shares	5,461,893.10

Franklin Global Communications Securities Fund
Class 1 shares	14,457,731.25
Class 2 shares	8,004,905.57
Total	22,462,636.82

Franklin Growth and Income Securities Fund
Class 1 shares	23,056,117.34
Class 2 shares	20,987,890.59
Total	44,044,007.93

Franklin High Income Securities Fund
Class 1 shares	11,101,549.40
Class 2 shares	24,439,193.32
Total	35,540,742.73

Franklin Income Securities Fund
Class 1 shares	25,916,453.32
Class 2 shares	295,768,791.48
Total	321,685,244.80

Franklin Large Cap Growth Securities Fund
Class 1 shares	6,866,795.53
Class 2 shares	38,631,372.42
Total	45,498,167.95

Franklin Large Cap Value Securities Fund
Class 2 shares	2,231,564.69

Franklin Money Market Fund
Class 1 shares	39,111,910.89
Class 2 shares	1,058,028.58
Total	40,169,939.47

Franklin Real Estate Fund
Class 1 shares	3,969,721.16
Class 2 shares	42,982,980.66
Total	46,952,701.82

Franklin Rising Dividends Securities Fund
Class 1 shares	13,790,245.64
Class 2 shares	96,815,109.54
Total	110,605,355.18

Franklin Small Cap Value Securities Fund
Class 1 shares	3,832,221.34
Class 2 shares	66,177,327.63
Total	70,009,548.97

I-1

Fund	Number of Outstanding Shares
Franklin Small-Mid Cap Growth Securities Fund
Class 1 shares	5,987,622.27
Class 2 shares	53,403,892.50
Total	59,391,514.77

Franklin Strategic Income Securities Fund
Class 1 shares	71,016,054.74
Class 2 shares	940,674.79
Total	71,956,729.53

Franklin U.S. Government Fund
Class 1 shares	14,791,098.50
Class 2 shares	29,831,183.32
Total	44,622,281.83

Franklin Zero Coupon Fund - 2010
Class 1 shares	5,905,037.26
Class 2 shares	1,644,688.52
Total	7,549,725.78

Mutual Discovery Securities Fund
Class 1 shares	6,617,746.59
Class 2 shares	63,145,730.96
Total	69,763,477.54

Mutual Shares Securities Fund
Class 1 shares	12,549,673.77
Class 2 shares	251,443,869.42
Total	263,993,543.19

Templeton Developing Markets Securities Fund
Class 1 shares	53,724,180.44
Class 2 shares	62,632,280.94
Class 3 shares	3,215,521.46
Total	119,571,982.84

Templeton Foreign Securities Fund
Class 1 shares	31,205,882.16
Class 2 shares	156,228,698.81
Class 3 shares	8,404,388.05
Total	195,838,969.02

Templeton Global Asset Allocation Fund
Class 1 shares	12,626,458.35
Class 2 shares	3,592,269.28
Total	16,218,727.63

Templeton Global Income Securities Fund
Class 1 shares	4,856,151.72
Class 2 shares	13,425,873.22
Class 3 shares	2,319,065.54
Total	20,601,090.48

Templeton Growth Securities Fund
Class 1 shares	25,604,105.67
Class 2 shares	177,457,619.96
Total	203,061,725.63

I-2